VERSITECH LIMITED

and

CONSTANT ENVIRONMENT INC.

_____________________________________________

LICENSE AGREEMENT

_____________________________________________

TABLE OF CONTENTS

R E C I T A L S..............................................................................................................................................................................1

THIS LICENSE AGREEMENT is made the 14 day of December 2009 ("EFFECTIVE DATE")

BETWEEN:

(1)

VERSITECH LIMITED, a company having its operating office situated at Room 405A, Cyberport 4, 100 Cyberport Road, Hong Kong ("THE OWNER"); and

(2)

CONSTANT ENVIRONMENT INC, a company having its principal executive office situated at 1310 Contour Drive, Mississauga, Ontario, L5H 1B2, Canada ("THE LICENSEE").

R E C I T A L S

WHEREAS, THE OWNER is the owner of certain PATENT RIGHTS (as later defined herein) relating to “High Voltage Dual Electrolyte Electrochemical Power Sources”;

(A)

WHEREAS, THE OWNER has the right to grant licenses under such PATENT RIGHTS;

(B)

WHEREAS, THE OWNER desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

(C)

WHEREAS, THE LICENSEE has represented to THE OWNER, to induce THE OWNER to enter into this Agreement, that THE LICENSEE shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall eventually result therefrom; and

(D)

WHEREAS, THE LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW IT IS HEREBY AGREED as follows:

1.  INTERPRETATION.

In this Agreement, including the Recitals and Appendix, the following expressions shall, except where the context otherwise requires, have the following meanings: -

1.1

"AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by THE LICENSEE.  For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2

“EFFECTIVE DATE” shall mean the date of this Agreement.

1.3

"EXCLUSIVE PERIOD" shall mean the period of time set forth in Section 2.2.

1.4

"FIELD" shall mean electrochemical power sources.

1.5

"HONG KONG" shall mean the Hong Kong Special Administrative Region.

1.6

"LICENSED PRODUCTS" shall mean any product that, in whole or in part:

(i)

absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

(ii)

is manufactured by using a LICENSED PROCESS.

1.7

"LICENSED PROCESS" shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS.

1.8

"NET SALES" shall mean the invoiced price of the LICENSED PRODUCTS sold by THE LICENSEE and its AFFLIATES to independent third parties in arm's length transactions exclusively for money or, where the sale is not at arm's length, the price that would have been so invoiced if it had been at arm's length, after deduction of:-

(i)

normal trade discounts actually granted and credits actually given to the returned goods;

(ii)

costs of packaging, insurance, freight; and

(iii)

government levies.

The calculation of NET SALES is set out in Schedule 2.

Non-monetary consideration shall not be accepted by THE LICENSEE or any AFFILIATE or any SUBLICENSEES for any LICENSED PRODUCTS without the prior written consent of THE OWNER.

1.9

"PATENT RIGHTS" shall mean:

(a)

The United States and foreign patents, patent applications, and provisional applications listed on Schedule 1, and any resulting patents therefrom; and

(b)

any divisions, reissues, reexaminations, renewals, continuations, continuations-in-part and extensions of the patent applications or patents listed on Schedule 1 including their relevant international equivalents thereof and any patents that result therefrom.

1.10

"REPORTING PERIOD" shall begin on the first day of each calendar year and end on the last day of such calendar year and the first REPORTING PERIOD shall mean the period from the EFFECTIVE DATE to the end of the next following calendar year.

1.11

"SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted by THE LICENSEE or its AFFILIATE pursuant to Section 2.3.

1.12

"SUBLICENSE INCOME" shall mean any payments that THE LICENSEE or any of its AFFILIATES receives from a SUBLICENSEE in consideration of the sublicense of the rights granted by THE LICENSEE under Section 2.3, including without limitation license fees, milestone payments, license maintenance fees, and other payments.

1.13

"TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS,  unless earlier terminated in accordance with the provisions of this Agreement.

1.14

"TERRITORY" shall mean worldwide.

1.15

“U.S. Dollars” or “US$” or ”$” shall mean US dollars, the lawful currency of the United States of America.

2.  GRANT OF RIGHTS.

2.1

License Grants.  Subject to the terms of this Agreement, THE OWNER hereby grants to LICENSEE and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, import, export or otherwise dispose of LICENSED PRODUCTS in the FIELD in the TERRITORY with the right to grant sublicense pursuant to Section 2.3.

2.2

Exclusivity.  In order to establish an exclusive period for the LICENSEE, THE OWNER agrees that it shall not grant any other license under the PATENTS RIGHTS to make, have made, use, sell, lease, import, export or otherwise dispose of LICENSED PRODUCTS in the FIELD in the TERRITORY during the period of time commencing on the EFFECTIVE DATE and terminating with the first to occur of:

(i)

the end of the TERM; or

(ii)

the expiration of all the PATENT RIGHTS; or

(iii)

all PATENT RIGHTS are invalidated by a court or government authorities with competent jurisdiction.

Upon expiration of the EXCLUSIVE PERIOD, the license granted hereunder shall become nonexclusive and shall extend to the end of the TERM (if any), unless sooner terminated as provided in this Agreement.

2.3

Sublicenses. THE LICENSEE shall have the right to grant sublicenses of all or any of its rights under Section 2.1 with respect to the PATENT RIGHTS relating to the LICENSED PRODUCTS or LICENSED PROCESS in the FIELD on such terms and conditions as THE LICENSEE may at its sole discretion determine, provided that THE LICENSEE shall incorporate terms and conditions into its sublicense agreements sufficient to enable THE LICENSEE to comply with this AGREEMENT.  THE LICENSEE shall promptly furnish THE OWNER with a fully signed photocopy of any sublicense agreement. THE LICENSEE may grant sublicenses on an exclusive or non-exclusive basis as THE LICENSEE may consider appropriate with respect to the LINCENSED PRODUCTS or LICENSED PROCESS in the FIELD but any exclusivity of such sublicense shall expire upon expiration of the EXCLUSIVE PERIOD and any non-exclusive sublicense shall expire upon expiration of the TERM or termination of this AGREEMENT.  Such sublicenses with exclusivity may however extend past the expiration date of the EXCLUSIVE PERIOD provided that the terms of such sublicense shall have been approved by THE OWNER in writing. Upon termination of the EXCLUSIVE PERIOD or this AGREEMENT for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from THE OWNER.  THE OWNER agrees to negotiate such licenses in good faith under reasonable terms and conditions.

2.4

Retained Rights.

(a)

THE OWNER.  THE OWNER retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(b)

Academic and Not-For-Profit Research Institutes. THE OWNER retains the right to grant licenses to academic and not-for-profit research institutes to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

i.5

No Additional Rights.  Nothing in this Agreement shall be construed to confer any rights upon THE LICENSEE by implication, estoppel, or otherwise as to any technology or patent rights of THE OWNER or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

i.6

Confidentiality obligations.  Each Party ("RECEIVING PARTY") undertakes:

(a)

to maintain as secret and confidential all PATENT RIGHTS and other technical or commercial information obtained directly or indirectly from the other Party ("DISCLOSING PARTY") in the course of or in anticipation of this Agreement and to respect the DISCLOSING PARTY’s rights therein,

(b)

to use the same exclusively for the purposes of, or as contemplated or permitted by, this Agreement, and

(c)

to disclose the same only to those of its employees, contractors or AFFILIATES pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of, or as contemplated or permitted by, this Agreement.

i.7

Exceptions to obligations.  The provisions of Section 2.6 shall not apply to PATENT RIGHTS and other information which the RECEIVING PARTY can demonstrate by reasonable written evidence:

(a)

was, prior to its receipt by the RECEIVING PARTY from the DISCLOSING PARTY, in the possession of the RECEIVING PARTY and at its free disposal; or

(b)

is subsequently disclosed to the RECEIVING PARTY without any obligations of confidence by a third party owing to the DISCLOSING PARTY; or

(c)

is or becomes generally available to the public through no act or default of the RECEIVING PARTY or its agents, employees, AFFILIATES or SUBLICENSEES; or

(d)

the RECEIVING PARTY is required to disclose to the courts of any competent jurisdiction, or to any government regulatory agency or financial authority, provided that the RECEIVING PARTY shall:

(i)

inform the DISCLOSING PARTY as soon as is reasonably practicable, and

(ii)

at the DISCLOSING PARTY’s request and cost seek to persuade the court, agency or authority to have the information treated in a confidential manner, where this is possible under the court, agency or authority’s procedures; or

(a)

the RECEIVING PARTY is obligated by applicable law to disclose provided that the RECEIVING PARTY shall inform the DISCLOSING PARTY before such disclosure; or

(b)

subject to Section 2.9 below, in the case of information disclosed by THE OWNER to THE LICENSEE, is disclosed to any appoint agents, contractors and distributors to develop, manufacture, sell, promote or market the LICENSED PRODUCTS and LICENSED PROCESS or otherwise as part of the diligent efforts of THE LICENSEE in furtherance of the objective set forth in Section 3.1..

i.8

Disclosure to employees.  The RECEIVING PARTY shall procure that all of its employees, contractors and AFFLIATES pursuant to this Agreement (if any) who have access to any of the DISCLOSING PARTY’s information to which Section 2.6 applies, shall be made aware of and subject to these obligations and shall have entered into written undertakings of confidentiality at least as restrictive as Sections 2.6 and 2.7 and which apply to the DISCLOSING PARTY’s information.

i.9

Right to outsourcing.  The rights granted to THE LICENSEE hereunder include the right to appoint agents, contractors and distributors to develop, manufacture, sell, promote or market the LICENSED PRODUCTS and LICENSED PROCESS or otherwise as part of the diligent efforts of  THE LICENSEE in furtherance of the objective set forth in Section 3.1, provided that such agents, contractors and distributors shall observe the obligations under Sections 2.6 and 2.7 and before any confidential information about the LICENSED PRODUCTS or LICENSED PROCESS is disclosed, sign a written confidentiality undertaking at least as restrictive as Sections 2.6 and 2.7.

3.  THE LICENSEE DILIGENCE OBLIGATIONS.

3.1

Diligence Requirements.  During the continuance of the EXCLUSIVE PERIOD, THE LICENSEE shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS and to introduce LICENSED PRODUCTS into the commercial market; thereafter, THE LICENSEE or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS reasonably available to the public.  Specifically, THE LICENSEE or AFFILIATE shall fulfill the following obligations:

(a)

THE LICENSEE shall use best efforts consistent with sound and reasonable business practices and judgment and invest at least US$ 200,000 per year in the next three (3) years from the EFFECTIVE DATE on research and development to effect commercialization of products, services or sublicences of the PATENT RIGHTS as soon as practicable and to maximize the sales and revenues thereof.  Failing which the License granted would revert to THE OWNER.

(b)

THE LICENSEE shall at the appropriate time within one (1) year from the EFFECTIVE DATE furnish THE OWNER with a written plan describing the major tasks to be achieved in order to bring to market LICENSED PRODUCTS, specifying the resources to be devoted to such commercialization effort.

(c)

THE LICENSEE shall at the appropriate time within two (2) years from the EFFECTIVE DATE furnish THE OWNER with a written report on the progress of its efforts to develop and commercialize LICENSED PRODUCTS.  The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted when appropriate.

4.  ROYALTIES AND PAYMENT TERMS.

4.1

Consideration for Grant of Rights.

(a)

Patent Cost Reimbursement.  THE LICENSEE shall reimburse THE OWNER for all its actual expenses incurred in connection with filing, prosecuting and maintaining the PATENT RIGHTS as set forth in Section 6.2.  These payments are nonrefundable.

(b)

Running Royalties.  THE LICENSEE shall pay to THE OWNER a royalty of three percent (3%) of NET SALES on LICENSED PRODUCTS by THE LICENSEE and AFFILIATES of LICENSED PRODUCTS developed, manufactured, used, offered to sell, distributed, leased, imported, exported or sold, or performed, in countries or regions where there are subsisting PATENT RIGHTS.  Royalties shall be payable for each REPORTING PERIOD and shall be due to THE OWNER within sixty (60) days of the end of each REPORTING PERIOD.  Royalties shall only be payable once with respect to the same unit of LICENSED PRODUCTS.

(c)

Sharing of SUBLICENSE INCOME.  THE LICENSEE shall pay THE OWNER a total of twenty-five percent (25%) of all SUBLICENSE INCOME received by THE LICENSEE or any of its AFFILIATES.  Such amount shall be payable for each REPORTING PERIOD and shall be due to THE OWNER within sixty (60) days of the end of each REPORTING PERIOD.

(d)

Milestone Payment.  THE LICENSEE shall pay to THE OWNER a payment of US$ 150,000, plus V.A.T., if applicable, according to the following schedule on the events set forth below:

Milestone Payment	Payment Due Date	Amount
FIRST MILESTONE PAYMENT	30 days from the EFFECTIVE DATE 60 days from the EFFECTIVE DATE 90 days from the EFFECTIVE DATE	US$ 10,000 US$ 20,000 US$ 20,000
SECOND MILESTONE PAYMENT	Upon the 1st anniversary from the EFFECTIVE DATE	US$ 10,000
THIRD MILESTONE PAYMENT	Upon the 2nd anniversary from the EFFECTIVE DATE	US$ 20,000
FOURTH MILESTONE PAYMENT	Upon the 3rd anniversary from the EFFECTIVE DATE	US$ 30,000
FIFTH MILESTONE PAYMENT	Upon the 4th anniversary from the EFFECTIVE DATE	US$ 40,000

This Milestone Payment is nonrefundable.

4.2

Payments.

(a)

Method of Payment.  All payments under this Agreement should be made payable to "Versitech Limited" and be wired to the bank account of THE OWNER as follow:

Banker :  The Hongkong and Shanghai Banking Corporation

Account Name: Versitech Limited

Account No.: 004-500-179999-001

SWIFT Code:  HSBCHKHHHKH

THE LICENSEE shall notify Versitech within seven (7) days after THE LICENSEE has made the relevant payments with the corresponding bank reference number.

Payment receipts shall be sent to the address identified in Section 15.2.  Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b)

Payments in US Dollars.  All payments due under this Agreement shall be payable in US dollars, subject to (d) below. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES. Conversion of foreign currency to US dollars shall be made at the conversion rate routinely used in Hong Kong as reported by the Hongkong and Shanghai Banking Corporation Limited on the last working day of the calendar year of the applicable REPORTING PERIOD. The average of the bid and the ask rate shall be used as the conversion rate if both rates are available.

(c)

Late Payments.  Any payments by THE LICENSEE that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as quoted by the Hongkong and Shanghai Banking Corporation Limited on the date payment is due or the next working day if the payment due date is a bank holiday.

(d)

Blocked Currency.  In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country will be paid to THE OWNER in the country in local currency by deposit in a local bank designated by THE OWNER, unless the parties otherwise agree.

5.  REPORTS AND RECORDS.

5.1

Frequency of Reports.

(a)

Before First Commercial Sale.  Prior to the first commercial sale of any LICENSED PRODUCTS, THE LICENSEE shall deliver reports to THE OWNER annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year on the diligent efforts of THE LICENSEE or its AFFILIATES to develop LICENSED PRODUCTS as stipulated in Section 3.1.

(b)

Upon First Commercial Sale of a LICENSED PRODUCT.  THE LICENSEE shall report to THE OWNER the date of first commercial sale of a LICENSED PRODUCT within sixty (60) days of occurrence in each country.

(c)

After First Commercial Sale.  After the first commercial sale of a LICENSED PRODUCT, THE LICENSEE shall deliver reports to THE OWNER within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2

Content of Reports and Payments.  Each report delivered by THE LICENSEE to THE OWNER pursuant to Section 5.1(c) shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i)

the number of LICENSED PRODUCTS sold, leased or distributed by THE LICENSEE and its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by THE LICENSEE and its AFFILIATES and SUBLICENSEES  in the provision of services in each country;

(ii)

the gross price charged by THE LICENSEE and its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country;

(iii)

the calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions; and

(iv)

the total royalty payable on NET SALES in  U.S. Dollars, together with the exchange rates used for conversion; and

(v)

the amount of SUBLICENSE INCOME received by THE LICENSEE from each SUBLICENSEE and the amount due to THE OWNER from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vi)

the number of sublicenses entered into for the PATENT RIGHTS and/or  LICENSED PRODUCTS.

If no amounts are due to THE OWNER for any REPORTING PERIOD, the report shall so state.

5.3

Financial Statements.  On or before the ninetieth (90th) day following the close of THE LICENSEE's fiscal year, THE LICENSEE shall provide THE OWNER with a statement setting out the information required by Section 5.2 for the preceding fiscal year, certified by THE LICENSEE's treasurer or chief financial officer or by an independent auditor.

5.4

Records.  THE LICENSEE shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to THE OWNER in relation to this Agreement, which records shall contain sufficient information to permit THE OWNER to confirm the accuracy of any reports delivered to THE OWNER and compliance in other respects with this Agreement.  The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time THE OWNER, or THE OWNER's appointed agents, shall have the right, at THE OWNER's expense, to inspect such records during normal business hours by prior appointment to verify any reports and payments made or compliance in other respects under this Agreement.  In the event that the aforesaid inspection is carried out by an independent auditor and any audit performed under this Section reveals an underpayment in excess of five percent (5%), THE LICENSEE shall bear the full reasonable cost of such audit and shall remit any shortfall due to THE OWNER within thirty (30) days of receiving notice thereof from THE OWNER.

6.  PATENT PROSECUTION.

6.1

Responsibility for PATENT RIGHTS.  During the continuance of the EXCLUSIVE PERIOD, THE OWNER shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS.  THE LICENSEE shall have reasonable opportunities to advise THE OWNER and shall cooperate with THE OWNER in such filing, prosecution and maintenance. During the TERM of this Agreement, THE LICENSEE may elect to have THE OWNER file foreign patent applications corresponding to the PATENT RIGHTS in such countries as THE LICENSEE may select by written notice, and such foreign filings shall be included in the definition of Schedule 1.

6.2

Payment of Expenses.  Payment of all fees and costs incurred on or after the EFFECTIVE DATE under Section 6.1, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of THE LICENSEE. THE LICENSEE shall reimburse all fees and costs incurred before the EFFECTIVE DATE under Section 6.1.  THE LICENSEE shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c).

7.  INFRINGEMENT.

7.1

Notification of Infringement.  Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2

Right to Prosecute Infringements.

(a)

THE LICENSEE Right to Prosecute.  So long within the EXCLUSIVE PERIOD, THE LICENSEE, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of, or seek a declaratory judgment to confirm or rectify THE OWNER’s and/or THE LICENSEE’s rights and interests in, the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Section 7.4.  If required by law or advised by the legal counsel representing THE LICENSEE in the action, THE OWNER shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that THE LICENSEE shall hold THE OWNER harmless from, and indemnify THE OWNER against, any costs, expenses, or liability that THE OWNER incurs in connection with such action.

Prior to commencing any such action, THE LICENSEE shall consult with THE OWNER and shall consider the views of THE OWNER regarding the advisability of the proposed action and its effect on the public interest.  THE LICENSEE shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of THE OWNER, which consent shall not be unreasonably withheld or delayed.

(b)

THE OWNER Right to Prosecute.  In the event that THE LICENSEE is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after THE LICENSEE first becomes aware of the basis for such action, THE OWNER shall have the right, at their sole discretion, to prosecute such infringement under their sole control and at their sole expense, and any recovery obtained shall belong to THE OWNER.

7.3

Declaratory Judgment Actions.  In the event that a declaratory judgment action is brought against THE OWNER or THE LICENSEE by a third party alleging invalidity, unenforceability, or non-infringement of the PATENT RIGHTS, THE OWNER and THE LICENSEE shall jointly determine within twenty (20) days after commencement of such action which of them is to take over the sole defense of the action at their own expense, subject to Section 7.4 in the case of defense by THE LICENSEE.  If THE OWNER does not exercise this right, THE LICENSEE may take over the sole defense of the action at THE LICENSEE's sole expense, subject to Section 7.4.

7.4

Recovery.  Any recovery obtained in an action brought by THE LICENSEE under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action ) in proportion to the amounts to be reimbursed, (ii) as to ordinary damages, THE LICENSEE shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and THE LICENSEE shall pay to THE OWNER based upon such amount a reasonable approximation of the royalties and other amounts that THE LICENSEE would have paid to THE OWNER if THE LICENSEE had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award.

7.5

Cooperation.  Each party agrees to cooperate in any action under this Article which is controlled by the other party.

8.  INDEMNIFICATION

8.1

Indemnification.

(a)

Indemnity.  THE LICENSEE shall indemnify, defend, and hold harmless THE OWNER, The University of Hong Kong and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement, provided, however, that in no event shall THE LICENSEE be liable for any claim or liability arising out of infringement of third party’s intellectual property by any of the PATENT RIGHTS or the license hereunder.

(b)

Procedures.  The Indemnitees agree to provide THE LICENSEE with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement.  THE LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to THE OWNER to defend against any such claim.  The Indemnitees shall cooperate fully with THE LICENSEE in such defense and will permit THE LICENSEE to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel (to be elected by THE LICENSEE), at the expense of THE LICENSEE, if representation of such Indemnitee by the counsel retained by THE LICENSEE would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.  THE LICENSEE agrees to keep THE OWNER informed of the progress in the defense and disposition of such claim and to consult with THE OWNER with regard to any proposed settlement.

8.2

Insurance.  LICENSEE shall, after the first commercial sale of LICENSED PRODUCT or first commercial performance of LICENSED PROCESS, obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect LICENSEE and Indemnitees with respect to events covered by Clause 8.1(a) above.  Such insurance (i) shall be issued by an insurer licensed to practice in the Hong Kong Special Administrative Region or an insurer pre-approved by OWNER, such approval not to be unreasonably withheld, (ii) shall list OWNER as an additional insured thereunder, (iii) shall after the first commercial sale of LICENSED PRODUCT or first commercial performance of LICENSED PROCESS be endorsed to include product liability coverage, and (iv) shall require thirty (30) days written notice to be given to OWNER prior to any cancellation or material change thereof.  The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ( $3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions.  In the alternative, LICENSEE may self-insure subject to prior approval of OWNER.  LICENSEE shall provide OWNER with Certificates of Insurance evidencing compliance with this Clause.  LICENSEE shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which LICENSEE or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of five (5) years.

9.  NO REPRESENTATIONS OR WARRANTIES

EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OWNER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.  Specifically, and not to limit the foregoing, THE OWNER makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS,  and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCTS or LICENSED PROCESS will not infringe any patents or other intellectual property rights of THE OWNER or of a third party.

IN NO EVENT SHALL THE OWNER, THE UNIVERSITY OF HONG KONG, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER THE OWNER SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.  ASSIGNMENT.

This Agreement is personal to THE LICENSEE and no rights or obligations may be assigned by THE LICENSEE without the prior written consent of THE OWNER.  THE OWNER shall have the right to terminate this Agreement immediately upon written notice to THE LICENSEE upon a purchase of a majority of THE LICENSEE's outstanding voting securities in a single transaction by a third party without THE OWNER's prior written consent.

11.  GENERAL COMPLIANCE WITH LAWS

11.1

Compliance with Laws.  THE LICENSEE shall use reasonable commercial efforts to comply with all commercially material local and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS.

11.2

Non-Use of Names.  THE LICENSEE, its AFFILIATES and SUBLICENSEES shall not use the name of "Versitech," "The University of Hong Kong" or any variation, adaptation, or abbreviation thereof, or of any of their trustees, officers, faculties, students, employees, or agents, or any trademark or logo owned by THE OWNER or "The University of Hong Kong" or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of THE OWNER.  The foregoing notwithstanding, without the consent of THE OWNER, THE LICENSEE may state that it is licensed by THE OWNER under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

11.3

Marking of LICENSED PRODUCTS.  To the extent commercially feasible and consistent with prevailing business practices, THE LICENSEE shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCTS.

12.  TERMINATION.

12.1

Voluntary Termination by THE LICENSEE.  THE LICENSEE shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months’ prior written notice to THE OWNER, such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon immediate payment of all unpaid milestones payments stated in Section 4.1(d) to THE OWNER whether due or not.

12.2

Cessation of Business.  If THE LICENSEE ceases to carry on its business related to this Agreement, liquidates or dissolves, THE OWNER shall have the right to terminate this Agreement immediately upon written notice to THE LICENSEE.

12.3

Legal Challenge on PATENT RIGHTS. THE OWNER may terminate this Agreement by giving written notice to THE LICENSEE (such notice to take effect forthwith or as stated in the notice) if THE LICENSEE commences legal proceedings, or assists any third party to commence legal proceedings, to challenge the validity or ownership of the PATENT RIGHTS.

12.4

Termination for Default.

(a)

Nonpayment.  In the event THE LICENSEE fails to pay any amounts due and payable to THE OWNER under Section 4.1, Section 6.2 and Section 7.4, and fails to make such overdue payments within fourteen (14) days after receiving written notice of such failure, THE OWNER may terminate this Agreement immediately upon written notice to THE LICENSEE.

(b)

Material Breach.  In the event THE LICENSEE commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.4(a), and fails to cure that breach within fourteen (14) days after receiving written notice thereof, THE OWNER may terminate this Agreement immediately upon written notice to THE LICENSEE.

12.5

Effect of Termination.

(a)

Survival.  The following provisions shall survive the expiration or termination of this Agreement:  Articles 1, 8, 9, 13, 14 and 15, and Sections 5.2 (obligation to provide final report and payment), 5.4, 11.1 and 12.4.

(b)

Inventory.  Upon the early termination of this Agreement, THE LICENSEE and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that (i) THE LICENSEE pays THE OWNER the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and (ii) THE LICENSEE and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within six (6) months after the effective date of termination.

(c)

Pre-termination Obligations.  In no event shall termination of this Agreement release THE LICENSEE or its AFFILIATES or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13.  DISPUTE RESOLUTION.

Any dispute between the parties which touches, concerns or affects this Agreement shall be determined as follows:

(a)

the parties shall first attempt to settle the dispute by informal means and negotiation for settlement in good faith; and

(b)

if no settlement is reached within 28 days, the dispute shall be referred for arbitration in Hong Kong Special Administrative Region to a single arbitrator nominated jointly by the parties, failing which such arbitrator shall be nominated by the Hong Kong International Arbitration Centre (“HKIAC”).  The arbitrator's decision shall be final and binding on the parties;

(c)

Neither Party shall be released from performing its obligations under this Agreement by reason of any arbitration proceeding being instituted.

14.  GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

15.  MISCELLANEOUS.

15.1

Title.  THE OWNER shall hold title to all PATENT RIGHTS.

15.2

Notice.  Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to THE OWNER, all matters relating to the license:

Versitech Limited

Room 405A, Cyberport 4,
100 Cyberport Road,

Hong Kong

Attention: Mr Hailson Yu, Deputy Managing Director

Tel:

(852) 2299-0111

Fax:

(852) 2299-0122

Email:

info@versitech.hku.hk

If to THE LICENSEE:

Constant Environment Inc.

[1310 Contour Drive, Mississauga, Ontario, L5H 1B2, Canada]

Attention:  [Mr Jeff Mak, Chief Executive Officer]

Tel:

[(

)

]

Fax:

[(

)

]

Email:

[

]

All notices under this Agreement shall be deemed effective upon receipt.  A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

15.3

Force Majeure.  Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

15.5

Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

15.6

No agency.  This Agreement shall not constitute either party as an agent or legal representative of the other party for any purpose whatsoever nor create any form of partnership between the parties.

15.7

Severability.  In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.  If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13.  While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

15.8

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

15.9

Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

15.10

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

For and on behalf of

For and on behalf of

VERSITECH LIMITED

Constant Environment Inc.

By:

By:

Name:          Hailson Yu

Name:                  Jeff Mak

Title:             Deputy Managing Director

Title:                    President, CEO

SCHEDULE 1

List of Patent

THE OWNER Case No.: IP00071

United States Provisional Patent Application No. 60/383,377, Filed on May 24, 2002

US Patent Grant No. 7,344,801

Title: “High Voltage Dual Electrolyte Electrochemical Power Sources”

SCHEDULE 2

Calculation of NET SALES

US$

US$

Invoice Price of the Products

       xxx,xxx

(Less)  (1)

Normal Trade Discounts

      (xxx,xxx)

(2)

Any Credits given to the returned goods

      (xxx,xxx)

(3)

Cost of Packaging

      (xxx,xxx)

(4)

Insurance

      (xxx,xxx)

(5)

Freight

      (xxx,xxx)

(6)        Government levies                                                                          (xxx,xxx)

            NET SALES

                   xxx,xxx